Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FOURTH QUARTER RESULTS

HOPKINSVILLE, Ky. (January 30, 2012) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank (the “Bank”), today reported results for the three and twelve month periods ended December 31, 2011. For the three month period ended December 31, 2011, the Company’s net income available to common shareholders was $2.1 million, or $0.28 per share basic and diluted, compared to net income available to common shareholders of $557,000, or $0.07 per share basic and diluted, for the three month period ended December 31, 2010. For the twelve month period ended December 31, 2011, the Company’s net income available to common shareholders was $1.9 million, or $0.25 per share basic and diluted, compared to net income available to common shareholders of $5.5 million, or $0.96 per share basic and diluted, for the twelve month period ended December 31, 2010.

Commenting on the fourth quarter results, John E. Peck, President and Chief Executive Officer, said, “Management’s focus on reducing the level of other real estate owned is paving the way for our improved financial performance. At December 31, 2011, the balance on other real estate owned totaled $2.3 million, compared to $9.8 million at December 31, 2010, and $10.0 million at June 30, 2011. For the three month period ended December 31, 2011, the Company incurred losses and expenses related to other real estate owned of $121,000, as compared to $586,000 for the three month period ended September 30, 2011. For the twelve month period ended December 31, 2011, losses and expenses related to other real estate owned totaled $2.0 million, as compared to a net gain of $57,000 for the year ended December 31, 2010. By reducing the balance in other real estate owned, we anticipate that future losses and operating cost associated with these properties will be minimal.”

Mr. Peck continued, “The Company has made progress in reducing the amount of impaired assets. At March 31, 2011, the Company’s total impaired assets increased to $80.1 million, due primarily to both international and local weather events and a weak national economy. At December 31, 2011, total impaired assets declined to $54.9 million, due to improvements in the local economy, improved profitability expectations in the agricultural sector and the sale of other real estate owned.”

Financial Highlights

•

The Company and Bank’s capital ratios remain strong. At December 31, 2011, the Company’s tangible book value was $13.21 and our tangible common equity ratio is 9.69%. The Bank’s tier 1 capital and total risk based capital ratios at December 31, 2011, are 10.18% and 17.63%, respectively. The Company’s tier 1 capital and total risk based capital ratios are 11.71% and 20.26%, respectively.

•

At December 31, 2011, the Company’s and Bank’s net classified asset to risk based capital ratios were 43.0% and 49.9%, respectively. Net classified assets include all classified assets less any reserve allocation against the allowance for loan losses. At June 30, 2011, these ratios were 56.7% for the Company and 67.0% for the Bank.

•

At December 31, 2011, the Company’s allowance for loan loss totaled $11.3 million, or 1.98% of total loans and 183.62% of non-accrual loans. In the three month period ended December 31, 2011, the Company charged off approximately $2.5 million in loans previously reserved for and classified as substandard. The loans in question have been written down to a percentage of their new appraised values. These charge offs did not materially affect the current required funding levels of the allowance for loan loss account as management had previously allocated adequate reserves for these loans.

•

For the three month period ended December 31, 2011, the Company’s net interest margin was 3.13%, as compared to 3.00% for the three month period ended September 30, 2011, and 3.07% for the three month period ended December 31, 2010.

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HFBC Reports Fourth Quarter Results

January 30, 2012

Asset Quality

At December 31, 2011, the Company’s level of non-accrual loans totaled $6.1 million, as compared to $4.3 million at September 30, 2011, and $5.0 million at December 31, 2010. The increase in non-accrual loans was the result of two out of market participation loans totaling $2.2 million being placed into non-accrual status. Prior to being placed into non-accrual status, the Company incurred write downs of approximately $2.1 million on the book balances of these loans. At December 31, 2011, both loans were less than thirty days past due.

A summary of non-accrual loans at December 31, 2011, and December 31, 2010, is as follows:

	December 31, 2011	December 31, 2010
	(Dollars in Thousands)

One-to-four family mortgages	2,175	1,559
Home equity line of credit	134	103
Multi-family	—	301
Construction	—	1,541
Land	3,561	363
Non-residential real estate	—	1,043
Consumer loans	9	23
Commercial loans	254	97

Total	6,133	5,030

At December 31, 2011, non-accrual loans plus other real estate owned totaled $8.4 million, or 0.81% of total assets, as compared to $8.9 million, or 0.83% of total assets, at September 30, 2011, and $14.8 million, or 1.37% of total assets at December 31, 2010. The Company’s level of other real estate owned has declined from $10.0 million at June 30, 2011, to $2.3 million at December 31, 2011.

A summary of the activity in other real estate owned for the nine month period ended December 31, 2011, is as follows:

		Activity During 2011
	Balance 12/31/2010	Foreclosures	Sales	Reduction in Values	Gain (Loss) on Sales	Balance 12/31/2011
		(Dollars in Thousands)

One-to-four family mortgages	534	1,309	(1,083)	(111)	(9)	640
Multi-family	7,266	—	(4,624)	(973)	(925)	744
Construction	624	1,144	(1,577)	(15)	54	230
Land	482	1,070	(1,325)	(46)	463	644
Non-residential real estate	900	265	(1,027)	(137)	(1)	—
Consumer assets	6	167	(161)	—	(3)	9

Total	9,812	3,955	(9,797)	(1,282)	(421)	2,267

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HFBC Reports Fourth Quarter Results

January 30, 2012

At December 31, 2011, the Company’s levels of loans classified as substandard and doubtful were $53.2 million and $1.7 million, respectively, compared to $54.8 million and $2.0 million, respectively at September 30, 2011, and $57.1 million and $1.5 million, respectively, at December 31, 2010. The Company’s specific reserve for impaired loans was $4.1 million at December 31, 2011, $6.0 million at September 30, 2011, and $4.3 million at December 31, 2010. For the twelve month period ended December 31, 2011, the Company’s net charge-offs totaled $4.4 million, an annualized rate of 0.76% of average loans.

At December 31, 2011, the Company’s level of performing Troubled Debt Restructurings (“TDRs”) was $6.2 million, as compared to $8.0 million at December 31, 2010. A summary of the activity in loans classified as TDRs for the twelve month period ended December 31, 2011, is as follows:

	Balance at December 31, 2010	New TDR	Loss or Foreclosure	Removed due to performance	Balance at December 31, 2011
	(Dollars in Thousands)

One-to-four family mortgages	3,932	1,163	401	2,173	2,521
Home equity line of credit	114	—	—	114	—
Junior Lien	—	857	—	—	857
Multi-family	246	—	5	241	—
Construction	1,541	100	1,641	—	—
Land	512	963	534	—	941
Non-residential real estate	3,915	1,540	1,228	860	3,367
Consumer loans	69	27	9	54	33
Commercial loans	700	102	235	442	125

Total TDR	11,029	4,752	4,053	3,884	7,844

A summary of TDRs and non-performing TDRs at December 31, 2011, and December 31, 2010, is stated below:

	December 31, 2011	December 31, 2010
	(Dollars in Thousands)

One-to-four family mortgages	$2,521	3,932
Home equity line of credit	—	114
Junior lien	857	—
Multi-family	—	246
Construction	—	1,541
Land	941	512
Non-residential real estate	3,367	3,915
Consumer loans	33	69
Commercial loans	125	700

Total TDR	$7,844	11,029

Less:
TDR in non-accrual status
One-to-four family mortgages	(1,410)	(1,181)
Home equity line of credit	—	—
Junior lien	(100)	—
Multi-family	—	—
Construction	—	(1,338)
Land	—	(512)
Non-residential real estate	(1)	—
Consumer loans	(1)	—
Commercial loans	(105)	—

Total performing TDR	$6,227	$7,998

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HFBC Reports Fourth Quarter Results

January 30, 2012

For the twelve month period ended December 31, 2011, the Company has incurred approximately $1.0 million in losses on loans previously classified as TDR.

Net Interest Income

For the three month period ended December 31, 2011, the Company’s net interest income was $7.2 million, compared to $6.9 million for the three month period ended September 30, 2011, and $7.3 million for the three month period ended December 31, 2010. For the twelve month period ended December 31, 2011, net interest income was $27.8 million, compared to $30.2 million for the twelve month period ended December 31, 2010. The Company has experienced positive net interest income trends in the last two quarters as we have chosen to focus on reducing our cost of funds during a time of weak loan demand and declining investment yields. The current strategy of allowing selected liabilities to leave the Company is likely to continue until a time of improved loan demand and stronger regional economic activity.

For the three month period ended December 31, 2011, the Company’s net interest margin was 3.13%, as compared to 3.00% for the three month period ended September 30, 2011, and 3.07% for the three month period ended December 31, 2010. For the twelve month period ended December 31, 2011, the Company’s net interest margin was 3.02% as compared to 3.19% for the twelve month period ended December 31, 2010. Significant enhancements to the Company’s net interest margin will continue to be dependent on loan demand.

Non-interest Income

Non-interest income for the three month period ended December 31, 2011, was $2.4 million, as compared to $3.3 million for the three month period ended September 30, 2011, and $3.6 million for the three month period ended December 31, 2010. Non-interest income for the twelve month period ended December 31, 2011, was $10.1 million, as compared to $11.1 million at December 31, 2010.

The decline in non-interest income for the three month period ended December 31, 2011, as compared to the three month period ended September 30, 2011, was primarily the result of $600,000 reduction in gains on the sale of securities and a $141,000 impairment charge related to two private label CMO’s which were tested for impairment during the quarter. The decline in non-interest income for the three month periods ended December 31, 2011, and December 31, 2010, was the result of a $1.1 million reduction in investment gains and the above mentioned impairment charge.

The $1.2 million decline in non-interest income for the twelve month period ended December 31, 2011, as compared to December 31, 2010, was the result of several factors, the most significant being the $600,000 decline in investment gains. However, most non-interest income producing items experienced a reduction in 2011 as compared to 2010. The lone exceptions were mortgage loan origination revenue and merchant card income, which increased from $590,000 and $698,000 for the twelve month period ended December 31, 2010, respectively, as compared to $720,000 and $768,000 for the twelve month period ended December 31, 2011, respectively.

Non-interest Expense

Non-interest expenses were $6.7 million, $7.1 million and $6.7 million for the three month periods ended December 31, 2011, September 30, 2011, and December 31, 2010, respectively. For the twelve month period ended December 31, 2011, non-interest expenses were $28.7 million, an increase of $2.5 million as compared to the twelve month period ended December 31, 2010.

For the twelve month period ended December 31, 2011, the increase in non-interest expense was largely the result of a $1.7 million loss on the sale of other real estate owned, a $145,000 loss on the disposal of equipment and a $500,000 increase in salaries and benefits expense, as compared to the twelve month period ended December 31, 2010. Other expense items increasing by more than 5% from the prior year include professional services and FDIC expenses.

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HFBC Reports Fourth Quarter Results

January 30, 2012

Balance Sheet

Total assets were $1.04 billion at December 31, 2011, a decrease of $41.8 million as compared to December 31, 2010. The decline in assets is largely the result of a reduction in loans outstanding offset by a reduction in brokered deposits and Federal Home Loan Bank (FHLB) advances. At December 31, 2011, brokered deposits totaled $58.3 million, as compared to $91.4 million at December 31, 2010. At December 31, 2011, the $33.1 million decline in brokered deposits was slightly offset by a $3.3 million increase in retail deposits. At December 31, 2011, FHLB advances totaled $63.3 million, as compared to $81.9 million at December 31, 2010. The decline in FHLB advances was achieved through scheduled maturity and principal payments. Likewise, the decline in brokered deposits was the result of scheduled maturities not being replaced by management due to a lack of productive uses for the funds.

For the twelve month period ended December 31, 2011, gross loans declined by approximately $43.8 million, to $556.4 million as compared to $600.2 million at December 31, 2010. During the three month period ended December 31, 2011, the decline in loans included approximately $2.7 million in write downs of loan balances in which all future payments are dependent on the sale of all or a portion of the collateral. These loans have been classified as impaired for several quarters with significant reserves previously allocated against these credits.

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiaries, Fall & Fall Insurance of Fulton, Kentucky, Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, and Heritage Mortgage Services of Clarksville, Tennessee. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

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HFBC Reports Fourth Quarter Results

January 30, 2012

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	December 31, 2011	December 31, 2010
	(Unaudited)
Assets
Cash and due from banks	$32,385	54,042
Interest-earning deposits in Federal Home Loan Bank	16,375	6,942

Cash and cash equivalents	48,760	60,984
Federal Home Loan Bank stock, at cost	4,428	4,378
Securities available for sale	383,782	357,738
Loans receivable, net of allowance for loan losses of $11,262 at December 31, 2011, and $9,830 at December 31, 2010	556,360	600,215
Accrued interest receivable	6,183	6,670
Real estate and other assets owned	2,267	9,812
Bank owned life insurance	9,135	8,819
Premises and equipment, net	23,431	24,289
Deferred tax assets	1,132	3,788
Intangible asset	519	810
Other assets	4,823	5,088

Total assets	$1,040,820	1,082,591

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$79,550	69,139
Interest-bearing accounts
NOW accounts	130,114	138,936
Savings and money market accounts	70,443	63,848
Other time deposits	519,988	555,006

Total deposits	800,095	826,929

Advances from Federal Home Loan Bank	63,319	81,905
Repurchase agreements	43,080	45,110
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	153	239
Dividends payable	176	613
Accrued expenses and other liabilities	5,204	6,041

Total liabilities	922,337	971,147

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2012

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	December 31, 2011	December 31, 2010
	(Unaudited)

Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; 18,400 shares issued and outstanding with a liquidation preference of $18,400,000 at December 31, 2011, and December 31, 2010	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,895,336 issued and 7,492,420 outstanding at December 31, 2011, and 7,884,364 issued and 7,481,448 outstanding at December 31, 2010 (a)	79	77
Common stock warrants (253,666 issued and outstanding) (a)	556	556
Additional paid-in-capital	75,967	74,920
Retained earnings-substantially restricted	39,591	39,994
Treasury stock (at cost, 402,916 shares at December 31, 2011, and December 31, 2010)	(5,076)	(5,076)
Accumulated other comprehensive income, net of taxes	7,366	973

Total stockholders’ equity	118,483	111,444

Total liabilities and stockholders’ equity	$1,040,820	1,082,591

(a)	Shares and warrants have been restated to reflect stock dividends distributed through October 18, 2011

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,

	2011	2010	2011	2010

Interest and dividend income:
Loans receivable	8,239	9,010	33,493	38,037
Investment in securities, taxable	2,462	2,801	10,465	11,911
Nontaxable securities available for sale	530	648	2,263	2,457
Interest-earning deposits	6	—	19	12

Total interest and dividend income	11,237	12,459	46,240	52,417

Interest expense:
Deposits	3,028	3,979	14,207	17,384
Advances from Federal Home Loan Bank	611	792	2,557	3,292
Repurchase agreements	241	212	909	831
Subordinated debentures	191	182	742	739

Total interest expense	4,071	5,165	18,415	22,246

Net interest income	7,166	7,294	27,825	30,171

Provision for loan losses	476	3,169	5,921	5,970

Net interest income afterprovision for loan losses	6,690	4,125	21,904	24,201

Non-interest income:
Service charges	985	948	3,813	3,922
Merchant card income	197	179	768	698
Mortgage origination revenue	295	199	720	590
Gain on sale of securities	600	1,718	2,897	3,504
Other than temporarily impairment on available for sale securities	(141)	—	(155)	—
Income from bank owned life insurance	66	81	315	344
Financial services commission	203	195	894	971
Other operating income	224	292	941	1,077

Total non-interest income	2,429	3,612	10,193	11,106

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods Ended December 31,		For the Twelve Month Periods Ended December 31,

	2011	2010	2011	2010

Non-interest expenses:
Salaries and benefits	3,279	3,139	13,266	12,762
Occupancy expense	817	807	3,269	3,158
Data processing expense	589	706	2,645	2,807
State deposit tax	151	162	627	640
Intangible amortization expense	65	81	292	358
Professional services expense	386	293	1,372	1,225
Deposit insurance and examination expense	417	560	2,021	2,107
Advertising expense	304	341	1,235	1,115
Postage and communications expense	128	131	549	557
Supplies expense	105	117	399	404
Loss on disposal of equipment	—	—	145	—
(Gain) Loss on sale of real estate owned	61	35	1,703	(321)
Real estate owned expenses	60	46	276	264
Other operating expenses	319	286	894	1,102

Total non-interest expense	6,681	6,704	28,693	26,178

Income before income tax expense	2,438	1,033	3,404	9,129
Income tax expense	109	216	484	2,613

Net income	2,329	817	2,920	6,516

Less:
Dividend on preferred shares	232	232	920	920
Accretion dividend on preferred shares	28	28	111	111

Net income available to common shareholders	$2,069	$557	$1,889	$5,485

Net income available to common shareholders
Per share, basic	$0.28	$0.07	$0.25	$0.96

Per share, diluted	$0.28	$0.07	$0.25	$0.96

Dividend per share	$0.02	$0.08	$0.20	$0.40

Weighted average shares outstanding - basic (a)	7,484,420	7,462,092	7,460,294	5,732,495

Weighted average shares outstanding - diluted (a)	7,484,420	7,462,092	7,460,294	5,732,495

(a)	Weighted average shares have been adjusted to reflect a 2% stock dividend dividend on October 18, 2011

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	12/31/2011	9/30/2011	Change from Prior Quarter

Interest and dividend income:
Loans receivable	8,239	8,332	(93)
Investment in securities, taxable	2,462	2,581	(119)
Nontaxable securities available for sale	530	532	(2)
Interest-earning deposits	6	5	1

Total interest and dividend income	11,237	11,450	(213)

Interest expense:
Deposits	3,028	3,543	(515)
Advances from Federal Home Loan Bank	611	625	(14)
Repurchase agreements	241	238	3
Subordinated debentures	191	186	5

Total interest expense	4,071	4,592	(521)

Net interest income	7,166	6,858	308

Provision for loan losses	476	475	1

Net interest income after provision for loan losses	6,690	6,383	307

Non-interest income:
Service charges	985	1,020	(35)
Merchant card income	197	194	3
Mortgage orgination revenue	295	295	0
Gain on sale of securities	600	1,247	(647)
Income from bank owned life insurance	68	84	(16)
Other than temporarily impairment on available for sale securities	(141)	—	(141)
Financial services commission	203	272	(69)
Other operating income	222	169	53

Total non-interest income	2,429	3,281	(852)

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	12/31/2011	9/30/2011	Change from Prior Quarter

Non-interest expenses:
Salaries and benefits	$3,279	3,309	(30)
Occupancy expense	817	867	(50)
Data processing expense	589	653	(64)
State deposit tax	151	151	0
Intangible amortization expense	65	65	—
Professional services expense	386	293	93
Deposit insurance and examination expense	417	445	(28)
Advertising expense	304	324	(20)
Postage and communications expense	128	140	(12)
Supplies expense	105	96	9
Loss on disposal of equipment	—	5	(5)
Loss on sale of real estate owned	61	570	(509)
Real estate owned expenses	60	16	44
Other operating expenses	319	193	126

Total non-interest expense	6,681	7,127	(446)

Income before income tax expense	2,438	2,537	(99)
Income tax expense	109	909	(800)

Net income	2,329	1,628	701

Less:
Dividend on preferred shares	232	232	—
Accretion dividend on preferred shares	28	28	—

Net income (loss) available (attributable)to common stockholders	$2,069	1,368	701

Net income (loss) available (attributable) to common stockholders
Per share, basic	$0.28	$0.18	0.10

Per share, diluted	$0.28	$0.18	0.10

Dividend per share	$0.02	$0.02

Weighted average shares outstanding - basic	7,484,420	7,481,448

Weighted average shares outstanding - diluted	7,484,420	7,481,448

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2012

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended December 31, 2011, and December 31, 2010, by $249,000 and $298,000, respectively; for a tax equivalent rate using a cost of funds rate of 2.00% for the three month period ended December 31, 2011, and 2.50% for the three month period ended December 31, 2010. The table adjusts tax-free loan income by $8,000 for three month period ended December 31, 2011 and $10,000 for the three month period ended December 31, 2010, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 12/31/2011	Income & Expense 12/31/2011	Average Rates 12/31/2011	Average Balance 12/31/2010	Income & Expense 12/31/2010	Average Rates 12/31/2010
	(Dollars in Thousands, Except Percentages)

Loans, net	$560,987	$8,247	5.88%	$613,376	$9,019	5.88%
Investments AFS taxable	314,703	$2,463	3.13%	311,026	2,801	3.60%
Investment AFS tax free	63,809	779	4.89%	67,343	946	5.62%
Overnight funds	10,747	6	0.22%	—	—	—

Total interest earning assets	950,246	11,495	4.84%	991,745	12,766	5.15%

Other assets	97,842			106,882

Total assets	$1,048,088			$1,098,627

Retail time deposits	$463,586	2,421	2.09%	$476,490	3,087	2.59%
Brokered deposits	63,738	300	1.88%	75,733	395	2.09%
Now accounts	133,464	287	0.86%	140,795	463	1.32%
MMDA and savings accounts	71,250	21	0.12%	66,001	34	0.21%
FHLB borrowings	67,747	610	3.60%	89,120	792	3.55%
Repurchase agreements	40,550	241	2.38%	44,787	212	1.89%
Subordinated debentures	10,310	191	7.41%	10,310	182	7.06%

Total interest bearing liabilities	850,645	4,071	1.91%	903,236	5,165	2.29%

Non-interest bearing deposits	75,169			70,288
Other liabilities	6,153			5,497

Stockholders’ equity	116,121			119,606

Total liabilities and stockholders’ equity	$1,048,088			$1,098,627

Net interest income		$7,424			$7,601

Interest rate spread			2.93%			2.86%

Net yield on interest earning assets		3.13%			3.07%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 30, 2012

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the twelve month periods ended December 31, 2011, and December 31, 2010, by $1,065,000 and $1,130,000, respectively; for a tax equivalent rate using a cost of funds rate of 2.00% for the twelve month period ended December 31, 2011, and 2.50% for the twelve month period ended December 31, 2010. The table adjusts tax-free loan income by $34,000 for twelve month period ended December 31, 2011, and $52,000 for the twelve month period ended December 31, 2010, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 12/31/2011	Income & Expense 12/31/2011	Average Rates 12/31/2011	Average Balance 12/31/2010	Income & Expense 12/31/2010	Average Rates 12/31/2010

Loans	$575,133	$33,527	5.83%	$629,633	$38,089	6.05%
Investments AFS taxable	308,022	10,465	3.40%	289,556	11,923	4.12%
Investment AFS tax free	66,104	3,328	5.03%	63,179	3,587	5.68%
Federal funds	9,075	19	0.21%	—	—	—

Total interest earning assets	958,334	47,339	4.94%	982,368	53,599	5.46%

Other assets	108,997			101,119

Total assets	$1,067,331			$1,083,487

Retail time deposits	$469,052	10,908	2.33%	$488,531	13,629	2.79%
Brokered deposits	78,996	1,642	2.08%	82,226	1,959	2.38%
Now accounts	136,828	1,543	1.13%	128,096	1,666	1.30%
MMDA and savings accounts	68,347	114	0.17%	63,565	130	0.20%
FHLB borrowings	71,352	2,557	3.58%	92,830	3,292	3.55%
Repurchase agreements	39,894	909	2.28%	42,442	831	1.96%
Subordinated debentures	10,310	742	7.20%	10,310	739	7.17%

Total interest bearing liabilities	874,779	18,415	2.11%	908,000	22,246	2.45%

Non-interest bearing deposits	72,961			68,901
Other non-interest bearing liabilities	4,562			4,651

Stockholders’ equity	115,029			101,935

Total liabilities and stockholders’ equity	$1,067,331			$1,083,487

Net change in interest earning assets and interest bearing liabilities		$28,924			$31,353

Interest rate spread			2.83%			3.01%

Net yield on interest earning assets		3.02%			3.19%

This information is preliminary and based on company data available at the time of the presentation.

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